QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:
Ann Parker
Director of Corporate Communications
LodgeNet Entertainment Corporation
605-988-1000
 communications@lodgenet.com

LODGENET APPOINTS NEW INDEPENDENT AUDITOR

        SIOUX FALLS, SD, May 31, 2002—LodgeNet Entertainment Corporation (Nasdaq:LNET) LodgeNet Entertainment Corporation today announced that it has appointed PricewaterhouseCoopers LLP as the company's independent auditor for 2002.

        "We look forward to working with PricewaterhouseCoopers as our independent auditor," said Gary H. Ritondaro, LodgeNet's senior vice president and chief financial officer.

        Prior to the selection of PricewaterhouseCoopers, Arthur Andersen LLP had served as the company's independent auditor. The decision to change auditors was not the result of any disagreement between the company and Arthur Andersen on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure.

        "We value greatly the professional services provided by Arthur Andersen to LodgeNet but given their current challenges, both management and the audit committee felt it was appropriate to make the change to PricewaterhouseCoopers," said Ritondaro.

  About LodgeNet

        LodgeNet Entertainment Corporation (www.lodgenet.com) is the leading provider in the delivery of broadband, interactive services to the hospitality industry, serving more hotel properties throughout the United States and Canada as well as select international markets than any other company in the industry. These services include on-demand digital movies, digital music and music videos, Nintendo® video games, high-speed Internet access and other interactive television services designed to serve the needs of the hospitality industry and the traveling public. As one of the largest companies in the industry, LodgeNet provides service to more than 900,000 rooms (including more than 850,000 interactive guest pay rooms) in more than 5,500 hotel properties worldwide. More than 260 million travelers have access to LodgeNet systems on an annual basis. LodgeNet is listed on NASDAQ and trades under the symbol LNET.

        NOTE: This press release contains "forward-looking statements" within the meaning of federal securities law, including statements concerning business strategies and their intended results, and similar statements concerning anticipated future events and expectations that are not historical facts. The forward-looking statements in this press release are subject to numerous risks and uncertainties, including the effects of economic conditions; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; changes in technology; potential effects of litigation; the impact of government regulations; and the availability of capital to finance growth, which could cause actual results to differ materially from those expressed in or implied by the statements herein.

# # #

QuickLinks

LODGENET APPOINTS NEW INDEPENDENT AUDITOR